                                                                    EXHIBIT 11.1

                               NOTIFY CORPORATION

             STATEMENT REGARDING THE COMPUTATION OF PER SHARE LOSS

                                                           YEAR ENDED
                                                          SEPTEMBER 30,
                                                     ------------------------
                                                        1996         1997
                                                     -----------  -----------
Net loss............................................ $(1,657,219) $(1,382,910)
                                                     ===========  ===========
Weighted average common shares outstanding (1)......     237,934      568,932
Common equivalent shares from issuances of warrants
 and common stock during the twelve month period
 prior to the Company's proposed initial public
 offering (1).......................................     190,830          --
                                                     -----------  -----------
Shares used in computing net loss per share.........     428,764      568,932
                                                     -----------  -----------
Net loss per share.................................. $     (3.87) $     (2.43)
                                                     ===========  ===========
Convertible preferred stock issued more than twelve
 months prior to the proposed initial public
 offering (1).......................................     352,542      332,270
                                                     -----------  -----------
Pro forma weighted average shares outstanding.......     781,306      901,202
                                                     ===========  ===========
Pro forma net loss per share........................ $     (2.12) $     (2.43)
                                                     ===========  ===========

--------
(1) Excludes shares and warrants to be placed into escrow according to the "Escrow Agreement."